AMENDMENT NO. 1


          AMENDMENT AGREEMENT dated as of March 30, 2001 between The Connecticut Light and Power Company, a
Connecticut corporation ("Seller"), and CL&P Receivables
Corporation, a Connecticut corporation ("Purchaser").

          Preliminary Statements.  (1) The Seller and the
Purchaser are parties to a Purchase and Contribution
Agreement dated as of September 30, 1997 (the "Agreement";
capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which the Seller sells or contributes Receivables to the Purchaser from time to time;

          (2) The Seller and the Purchaser, desire to amend the Agreement;

          NOW, THEREFORE, the parties agree as follows:

          SECTION 1.  Amendments to Definitions.  Section
1.01 of the Agreement is amended by (a) amending and restating the definition of "Receivable" in its entirety as follows:

          "Receivable" means the accounts, general intangibles and other indebtedness (billed and unbilled) of an Obligor arising from the retail sale of electricity and related services by the Seller in Connecticut to such Obligor pursuant to a Contract as booked to Accounts 142 (excluding amounts booked to Account 142.04) and 173 as defined under the Federal Energy Regulatory Commission Chart of Accounts as utilized by the Seller, but excluding any obligation of such Obligor to pay finance charges and other amounts in the case of late payment and further excluding the RRB Charge.

and

(b) inserting the following definitions in their proper alphabetical order as follows:

          "RRB Charge" means the non-bypassable rate reduction bond charge permitted to be charged by the Seller to Obligors as part of a competitive transition assessment pursuant to the Financing Order of the Connecticut Department of Public Utility Control in DPUC-Docket No. 00-05-01, issued on November 8, 2000, supplemented December 12, 2000 and as further supplemented
March 12, 2001, including, in case of special contract customers, the portion of the contract charge allocated to the RRB Charge, and which may increase or decrease from time to time as provided in such Financing Order.

          SECTION 2.  Amendments to Agreement.  The
Agreement is amended by (a)   amending and restating Section
4.01(j) in its entirety as follows:

          (j) Each Transferred Receivable, together with the Related Security, is a bona fide obligation of the Obligor purported to be liable thereon and is owned (prior to its sale or contribution hereunder) by the Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). When the Purchaser makes a Purchase or acquires by contribution any Transferred Receivable, it shall acquire valid and perfected first priority ownership of each Transferred Receivable and, subject to the Pro Rata RRB Interest, as such term is defined in the Sale Agreement, the Related Security, and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser), and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Purchaser in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Purchaser.

(b) amending and restating Section 5.01(i)(i) in its entirety as follows:

          (i) From time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement, including, without limitation, upon the request of the Purchaser or its assignee, (A) executing and filing such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables; and (B) subject to the last sentence of
     Section 5.01(g), delivering to the Purchaser copies of all Contracts relating to the Transferred Receivables and copies of all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment). In connection with the foregoing, the Seller hereby authorizes the Purchaser or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. The Purchaser or assignees making any such filing shall provide a copy thereof to the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c)  amending and restating the first full paragraph in
Section 6.06 in its entirety as follows:

          Each Purchase and contribution of Receivables hereunder shall include the transfer to the Purchaser of all of the Seller's right, title to and interest in the records relating to such Receivables (subject to the Pro Rata RRB Interest, as such term is defined in the Sale Agreement) and shall include the right to use the Seller's computer software system to access and create such records. Such right shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

(d) amending and restating Section 7.01(e) in its entirety as follows:

          (e) The Seller shall fail to pay any principal of or premium or interest on any of its Debt (it being agreed that neither the Notes nor the Certificates [as those terms are defined in the Sale Agreement] are such an obligation) which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e) amending and restating Section 7.01(f) in its entirety as follows:

          (f) Any Purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason (but subject to the Pro Rata RRB Interest, as such term is defined in the Sale Agreement) cease to constitute valid and perfected ownership of such Receivables, Related
     Security and Collections free and clear of any Adverse
     Claim; or

and

(f) amending and restating Section 9.01 in its entirety as follows:

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Seller therefrom shall in any event be effective unless the same shall be in writing and signed by the Purchaser and, in the case of any amendment, also signed by the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings, except that certain of the provisions hereof are subject to the terms of the Intercreditor Agreement (as that term is defined in the Sale Agreement).

          SECTION 3.  Conditions Precedent.  The terms and
provisions of this Amendment Agreement shall become effective upon receipt by Purchaser of (i) acknowledgment copies of proper Financing Statements (Form UCC-3) amending the existing Financing Statements filed in 1997 pursuant to subsection (c) of Section 3.01 of the Agreement to reflect the exclusion of the RRB Charge, in all jurisdictions where the original forms UCC-1 were filed; and (ii) the execution and delivery of an amendment and restatement to the Sale
Agreement.

          SECTION 4. Confirmation of Agreement. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment Agreement, and as hereinafter amended or restated.

          SECTION 5.  GOVERNING LAW. THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF CONNECTICUT (WITHOUT GIVING EFFECT TO THE
CONFLICT OF LAWS PRINCIPLES THEREOF).

          SECTION 6.  Execution in Counterparts.  This
Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.




          IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         THE CONNECTICUT LIGHT AND POWER
                         COMPANY


                         By: _______________________________
                             Randy A. Shoop
                             Title: Treasurer



                         CL&P RECEIVABLES CORPORATION


                         By:__________________________
                             Randy A. Shoop
                             Title: Treasurer